Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 13, 2021, except for the effects of the restatement disclosed in Note 2, as to which the date is December 28, 2021, relating to the financial statements of Rice Acquisition Corp. (as restated), which appears in its Amendment No. 2 to the Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

/s/ WithumSmith+Brown, PC

New York, New York
December 28, 2021